UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2010

GLOBAL SECURITY AGENCY INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53184	98-0516432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12818 Hwy # 105 West, Suite 2-G
Conroe, TX  77304
 (Address of principal executive offices)

(888) 281-1618
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02   Unregistered Sales of Equity Securities

On December 9, 2010, we disclosed the completion of the sale of 600,000 Units at a price of $0.50 per Unit for gross proceeds of $300,000 to certain investors by way of a private placement. The actual number of Units sold under the private placement was 671,000 Units for gross proceeds of $335,500. Each Unit is comprised of one share of common stock and one common stock purchase warrant exercisable for a period of two years, at a price of $0.75 per share for the first year and $1.00 per share for the second year. No commissions or finder’s fees were paid in connection with the offering.

The sale of the Units was made pursuant to the exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Act”) provided by Section 4(2) of the Act and Rule 506 of Regulation D  promulgated thereunder to accredited investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2011		GLOBAL SECURITY AGENCY INC.

	By:	/s/ Larry Lunger
Larry Lunger
Chief Executive Officer